AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Stock Purchase Agreement (this “Amendment No. 1”), dated June 23, 2009, is made by and among China Discovery Acquisition Corp., a Cayman Islands exempted limited life company (“Purchaser”), HeNan Smart Food Company Limited, a Chinese enterprise (the “Company”), Fenland Investments Limited (“Fenland”), a British Virgin Islands company, and Calendar Profits Limited (“Calendar”), a British Virgin Islands company, Honest Joy Group Limited (“Honest Joy”), a British Virgin Islands company, (Fenland, Calendar and Honest Joy each a “Seller,” and collectively, the “Sellers”), and Mr. Wang Youli (“Wang”), the ultimate beneficial owner of 92% of the equity interests of the Company and 100% of Fenland and amends the Stock Purchase Agreement by and among the foregoing parties dated April 8, 2009 (the “Purchase Agreement”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Purchase Agreement.

In consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The text of Section 2.3(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Purchaser shall purchase the Shares for 15,200,000 Purchaser Ordinary Shares (the “Purchase Price”).”

2. This Amendment No.1 may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile or electronic signature shall be deemed to be an original signature for purposes of this Amendment No. 1.

3. This Amendment No. 1 has been entered into in the State of New York.  This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts sitting in the City of New York, State of New York in connection with any controversy or claim arising out of or relating to this Amendment No. 1t, or the negotiation or breach thereof, and hereby waive any claim or defense that such forum is inconvenient or otherwise improper.  Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by New York law.

4. This Amendment No. 1 is intended to be in full compliance with the requirements for an amendment to the Purchase Agreement as required by Section 14.3(a) of the Purchase Agreement, and every defect in fulfilling such requirements for an effective amendment to the Purchase Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the day and year first above written.

CHINA DISCOVERY ACQUISITION CORP. By:
Name: Li Wen Shi Title:Chairman

By:
Name: Michael Hsu Title:CEO

By:
Name: Beatrice Hom Title: CFO

[Company and Seller signature page follows]

[Company and Seller signature page]

HENAN SMART FOOD COMPANY LIMITED

By:
Name:	Wang Youli
Title:	Chairman and Chief Executive Officer

FENLAND INVESTMENTS LIMITED

By:
Name:	Wang Youli
Title:	Director

CALENDAR PROFITS LIMITED

By:	/s/ Pinger Zhang
Name:	Pinger Zhang
Title:	Director

HONEST JOY GROUP LIMITED

By:
Name:	K. K. Wong
Title:	Director

WANG YOULI

Wang Youli